UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2026

THE HANOVER INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13754	04-3263626
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	440 Lincoln Street, Worcester, Massachusetts (Address of principal executive offices)	01653 (Zip Code)
(508) 855-1000 Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $.01 par value	THG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

Compensatory Arrangements of Certain Officers.

(c) On May 13, 2026, the Board of Directors of The Hanover Insurance Group, Inc. (the “Company”) appointed Patricia A. Norton-Gatto, Senior Vice President and Corporate Controller, to assume the role of Principal Accounting Officer effective on that date. Accordingly, Jeffrey M. Farber, 62, the Company’s Executive Vice President and Chief Financial Officer will no longer serve in the role of Principal Accounting Officer.

Ms. Norton-Gatto, 58, joined the Company in 1993 and most recently served as Senior Vice President, Corporate Controller, a role she started in February 2025. Prior to that, Ms. Norton-Gatto served as the Vice President and Assistant Controller since 2007. She held various roles at the Company after beginning her career at KPMG Peat Marwick in 1990. Ms. Norton-Gatto is a Certified Public Accountant.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on May 12, 2026 (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders (i) elected each of Francisco A. Aristeguieta, Kevin J. Bradicich, Theodore H. Bunting, Jr., Jane D. Carlin, William E. Donnell, Joseph R. Ramrath, John C. Roche, and Elizabeth A. Ward, each to serve as a director until the next annual meeting of shareholders and until their successors are duly elected and qualified; (ii) approved an advisory vote on executive compensation; and (iii) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent, registered public accounting firm for 2026.

The final voting results for each matter submitted to a vote of shareholders at the Annual Meeting are as follows:

Item 1 – Election of Directors

Name	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Francisco A. Aristeguieta	28,872,295	69,368	22,386	2,389,714
Kevin J. Bradicich	28,808,600	138,718	16,731	2,389,714
Theodore H. Bunting, Jr.	28,911,362	35,570	17,117	2,389,714
Jane D. Carlin	28,833,529	111,183	19,337	2,389,714
William E. Donnell	28,910,651	33,238	20,160	2,389,714
Joseph R. Ramrath	28,008,859	933,965	21,225	2,389,714
John C. Roche	28,932,991	15,054	16,004	2,389,714
Elizabeth A. Ward	28,915,014	33,321	15,714	2,389,714

Item 2 – Advisory Vote on Executive Compensation

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
28,497,810	436,011	30,228	2,389,714

Item 3 – Ratification of Independent, Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstained
30,620,318	717,207	16,239

Item 8.01 Other Events.

On May 13, 2026, the Board terminated the Company’s existing share repurchase program, initially approved in December 2018, and adopted a new share repurchase program authorizing an aggregate of $700 million in share repurchases (the “Share Repurchase Program”). Repurchases under the Share Repurchase Program may be made at the Company’s discretion from time to time using open market purchases, privately negotiated transactions, accelerated repurchase programs or other transactions. The Share Repurchase Program has no time limit and does not obligate the Company to make any repurchases.

The Company issued a press release announcing the new Share Repurchase Program authorization on May 13, 2026. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

The following exhibits are furnished herewith.

Exhibit 99.1	Press Release dated May 13, 2026.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hanover Insurance Group, Inc. (Registrant)

Date: May 13, 2026	By:	/s/ Dennis F. Kerrigan
Dennis F. Kerrigan
Executive Vice President, Chief Legal Officer and Corporate Secretary